UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2011
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On March 1, 2011, Alon USA, LP (“Alon LP”) a subsidiary of Alon USA Energy, Inc. entered into a Supply and Offtake Agreement (the “Supply and Offtake Agreement”) with J. Aron & Company (“J. Aron”). Pursuant to the Supply and Offtake Agreement, (i) J. Aron agreed to sell to Alon LP, and Alon LP agreed to buy from J. Aron, at market price, crude oil that would enable Alon LP to process up to 70,000 barrels per day at the Big Spring, Texas refinery (the “Big Spring Refinery”) and (ii) Alon LP agreed to sell, and J. Aron agreed to buy, at market price, certain refined products produced at the Big Spring Refinery.
     Incident to the execution of the Supply and Offtake Agreement, Alon LP, together with certain affiliates, also entered into agreements that provided for the sale, at market price, of crude oil and certain refined product inventories to J. Aron, the lease to J. Aron of crude oil and refined product storage tanks located at the Big Spring Refinery, and certain other ancillary agreements which allow for Alon LP to maintain its relationship with its existing and future customers. The Supply and Offtake Agreement has an initial term that expires on May 31, 2016, subject to certain rights of the parties to give notice of earlier termination on or after May 31, 2013.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Sarah Braley Campbell
Sarah Braley Campbell
Secretary

Date: March 7, 2011

3